UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Journal Media Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

JMG/Gannett Transaction Update November 2015

Gannett leaders on site today November 2015 Journal Media Group 2 Robert J. Dickey President and Chief Executive Officer John M. Zidich President of Domestic Publishing

Additional Information and Where to Find It The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com. Participants in the Merger Solicitation This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above. November 2015 Journal Media Group 3

Forward-Looking Statements This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, uncertainties as to the expected closing date of the proposed merger; potential disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the risk of litigation and other legal proceedings related to the proposed merger; changes in economic, business or political conditions, licensing requirements or tax matters; risks related to the timing (including possible delays) of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to obtain shareholder approval or the failure to satisfy the other closing conditions; and the risk that the merger agreement may be terminated in certain circumstances that require us to pay Gannett a termination fee of $9 million. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. November 2015 Journal Media Group 4

Forward-Looking Statements (continued) Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015. November 2015 Journal Media Group 5

Agenda About Gannett Combined Footprint Purpose, goals and strategic initiatives Investing in our Business Transaction Update Q&A Journal Media Group 6 November 2015

About Gannett A leading media and marketing company with unparalleled local-to-national reach, successfully connecting consumers, communities and businesses. USA TODAY, 92 strong local media organizations in 33 states and Guam, and more than 160 local news brands in the U.K. Each month more than 100 million unique visitors access content from USA TODAY and Gannett’s local media organizations, putting the company squarely in the Top 4 U.S. news and information category. U.S. newspapers add an additional audience of 9 million readers every weekday. $3.2 billion in revenues in 2014; Employees: 18,500 November 2015 Journal Media Group 7

Combined footprint November 2015 Journal Media Group 8 JMG sites Gannett sites 106 combined daily local markets Well positioned in a range of differently sized markets Geographical diversity a core strength Rebalancing resources towards differentiated, relevant local reporting

Purpose, goals and strategic initiatives November 2015 Journal Media Group 9 OUR PURPOSE OUR 3-YEAR GOAL STRATEGIC INITIATIVES Gannett is a next-generation media company that empowers communities to connect, act and thrive To generate growth and value by optimizing our existing businesses while investing for the future 1 2 3 4 5 6 7 Build a unified and nimble culture Aggressively expand our local footprint Create one single nationwide news organization and publishing business Establish new sources of topline revenue tied to existing assets Lead with digital and integrate it into every part of the business Build world-class data capability that connects all facets of the company Reinvent revenue models through innovative new businesses

Investing in our Business Hundreds of digital products and apps, and one digital platform. Pioneer in building out virtual reality content ecosystem ecosystem. Looking at new story formats, telling stories in virtual reality, 3D environments and 360-degree video. Companies like Google, Samsung and Nokia want to work with Gannett. November 2015 Journal Media Group 10

Investing in our Business Strengthening our brands through high-impact marketing programs, like Back to the Future project. November 2015 Journal Media Group 11

Investing in our Business Focusing on enhancing audience engagement. Loyalty Insider Program Curation of additional products and other content delivery models Creation of specific themed memberships, like the Coloradoan’s EAT + DRINK. November 2015 Journal Media Group 12

Investing in our Business Innovation Challenge: Five concepts received funding and support from Innovation Lab November 2015 Journal Media Group 13

Key takeaways The combined company is expected to: Expand the impact of our journalism, with continued focus on local storytelling Ongoing commitment to local journalism Broader reach - 106 local markets in the U.S. and more than 100 million unique domestic monthly visitors to our digital sites Create enhanced benefits for advertisers National reach More digital Provide platform for growth Operational scale Financial strength November 2015 Journal Media Group 14

Transaction Update Transaction subject to regulatory and JMG shareholder approval; expected to close in the first quarter of 2016. JMG shareholders will receive $12 per share of JMG common stock. Integration discussions recently kicked off; however, no decisions have yet been made regarding corporate structure, local staffing, systems or processes. Some of these decisions will likely be made after closing. Staying focused on serving our readers, advertisers and communities will ensure that we maintain a strong enterprise before and after the closing of the transaction! Journal Media Group 15 November 2015

Questions?